UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2013

SANWIRE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-27715	94-3342064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9710 E. 55th PL Tulsa, OK		74146
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 1-800-243-1254
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

The registrant may, at its option, disclose under this Item 8.01 any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders. The registrant may, at its option, file a report under this Item 8.01 disclosing the nonpublic information required to be disclosed by Regulation FD (17 CFR 243.100 through 243.103).

This is to notify you that Sanwire Corporation (“Sanwire” or the “Company”), formerly known as NT Mining Corp. (“NT Mining”) has been named in a lawsuit by a former attorney for NT Mining (the “Attorney”). The lawsuit is against former officers, directors and associates of the Company when it operated as NT Mining (collectively referred to the “Defendants”). A pre-hearing conference of above noted proceeding is scheduled on November 27, 2013 at the Supreme Court of British Columbia, 800 Smithe Street, Vancouver BC V6Z 2E1 at 9.30am.

The lawsuit relates to claims for settlement of work performed by the Attorney during the periods October 2010 to February 2013. This work was performed prior to the current business being vended into NT Mining and current management team taking over.

The Defendants had signed personal guarantees for a not to exceed amount for services, however, the services rendered by the Attorney far exceeded the personal guarantees.

The Company will cooperate with all parties to reach an amicable settlement agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanwire Corporation,
a Nevada Corporation

Dated: November 21, 2013	/s/ Naiel P. Kanno
Naiel P. Kanno
President and Chief Executive Officer